Exhibit 99.1

Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sigmadesigns.com

Public Relations Contact:
Derek Perez
Sigma Designs, Inc.
Tel: (408) 391-6454
Derek_Perez@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER
FISCAL 2012 RESULTS

MILPITAS, CA., NOVEMBER 30, 2011 — Sigma Designs®, Inc. (NASDAQ: SIGM), a world leading provider of connected media platforms, today reported financial results and business highlights for its third fiscal quarter ended October 29, 2011.

Net revenue for the third quarter of fiscal 2012 was $39.7 million, down $7.0 million, or 15%, from $46.7 million reported in the previous quarter and down $38.1 million, or 49%, from $77.8 million reported for the same period last year.

GAAP net loss for the third quarter of fiscal 2012 was $121.6 million, or ($3.78) per diluted share.  This compares to GAAP net loss of $22.0 million, or ($0.69) per diluted share, for the previous quarter and GAAP net income of $5.1 million, or $0.16 per diluted share, in the same period last year.  A major factor in the current quarter’s results was a $111.3 million write-down of goodwill and a portion of Sigma’s other intangible assets based primarily on reductions in its market capitalization.  These intangible assets were created in association with Sigma’s acquisitions and are a non-cash expense in this quarter.  The previous quarter included a write-down of $7.8 million of excess inventory which decreased earnings by $0.24 per diluted share.

Non-GAAP net loss for the third quarter of fiscal 2012 was $2.7 million, or ($0.08) per diluted share.  This compares to non-GAAP net loss of $14.0 million, or ($0.44) per diluted share, for the previous quarter and non-GAAP net income of $13.0 million, or $0.41 per diluted share, in the same period last year.  Non-GAAP adjustments for the third quarter consisted primarily of the exclusion of $111.3 million for the write-down in goodwill and acquired intangible assets, $4.8 million in amortization expense for acquired intangibles related to acquisitions and $2.8 million in non-cash stock-based compensation expenses.  The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

At the end of the third fiscal quarter of 2012, cash, cash equivalents, restricted cash and marketable securities totaled $161.6 million, or $5.02 per share outstanding, a decrease of $17.6 million, or $0.64 per share outstanding compared to the beginning of the fiscal year.  This decrease was primarily due to payments Sigma made for capital and other asset purchases of an aggregate of $14.3 million and a strategic investment of $2.0 million.

Management Comment

“We reported $39.7 million in revenue for the third quarter, in line with our previous guidance.  The decrease in revenue from prior periods was primarily a result of our transition to second-generation media processor and connectivity products which have lower ASPs while designed to maintain our target gross margin.  These more aggressively positioned second-generation products provide us with cost and performance advantages that are designed to result in higher overall unit volumes as we penetrate and deploy to a widening set of accounts.  Towards this goal, we are making continued progress in new design wins that should propel our growth in the expanding market for IP-delivered content.  Our direct engagement with service providers is also a fundamental part of this strategy which enables us to gain the visibility and influence needed to anticipate new trends and roll-out new products before our competition.  Our confidence in our long-term strategy drives us to continue investing in new technologies that will enable Sigma to regain market share and strengthen our leadership in connected media platforms,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent Highlights

During the third quarter, we continued to make progress in many business areas:
•
We achieved deployment of a new Mediaroom set-top box and have completed validation of set-top boxes from two additional OEM customers during the quarter.  All three OEMs are promoting these set-top boxes for operator deployments.

•
We unveiled the Sigma Designs CG2210, a new HomePlug AV chipset that delivers HD quality video across electrical wiring inside the home.  We believe this home video networking solution reaches significantly more outlets and runs faster over surge protectors versus competitors while adhering to the stringent new EuP 2013 energy conservation guidelines.  The CG2210 platform includes Sigma’s patented ClearPath technology positioning the new CG2210 as the most stable and reliable HomePlug AV solution on the market.

•
We announced that the Verizon Home Monitoring and Control service is now available, based on Sigma’s Z-Wave technology.  The system is designed to enable customers to lock doors remotely, see what is happening at home via networked cameras, and set, adjust and control lights, smart thermostats and appliances.  This can all be done using just a smartphone, a computer or through their FIOS TV.

•
We announced the Zonoff Z-Wave Bridge Platform which enables ZigBee based utility meters to now communicate with all Z-Wave home control technologies.  These bridges expand the market for Z-Wave products by making it easy for Z-Wave to now be included in U.S.-based smart grid rollouts.

Sigma’s management will discuss these and other aspects of its business during the quarterly investor conference call.

Investor Conference Call

The conference call relating to Sigma’s third quarter fiscal 2012 results will take place following this announcement at 5:00 PM ET today, November 30, 2011.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes the write-down in goodwill and other acquired intangible assets, amortization of acquired intangibles and developed technologies, stock-based compensation, acquisition expenses and the mark-up from cost to fair market value of sold inventory acquired from purchased companies.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  However, Sigma’s non-GAAP measures may be different from non-GAAP measures used by other companies.  The non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the cost and performance advantages of Sigma’s second-generation media processor and connectivity products resulting in higher overall unit volumes as Sigma deploys to a widening set of accounts, Sigma’s progress in new design wins that should propel Sigma’s growth in the expanding market for IP-delivered content, Sigma’s confidence in its long-term strategy, and anticipated features and benefits of Sigma’s new products.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the third quarter of fiscal 2012 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, connected home technologies, connected media player and prosumer and industrial audio/video markets in general, the ramp in demand from Sigma’s set-top box and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of Sigma’s SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks detailed from time to time in Sigma’s SEC reports, including Sigma’s quarterly report on Form 10-Q as filed with the SEC on September 8, 2011.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.
Sigma Designs, Inc. (NASDAQ: SIGM) is a world leader in connected media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

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SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	October 29,	January 29,
	2011	2011
Assets

Current Assets:
Cash and cash equivalents	$52,650	$72,732
Short-term marketable securities	47,350	47,482
Restricted cash	1,770	1,616
Accounts receivable, net	26,032	31,348
Inventories	22,460	37,714
Deferred tax assets	5,378	4,670
Prepaid expenses and other current assets	8,140	7,493
Total current assets	163,780	203,055

Long-term marketable securities	59,814	57,308
Software, equipment and leasehold improvements, net	36,678	28,392
Goodwill	---	44,910
Intangible assets, net	31,230	107,628
Deferred tax assets, net of current portion	13,082	13,051
Long-term investments	6,442	4,300
Other non-current assets	468	595

Total assets	$311,494	$459,239

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$11,918	$15,650
Accrued liabilities	21,676	24,209
Total current liabilities	33,594	39,859

Other long-term liabilities	16,575	21,339
Total liabilities	50,169	61,198

Shareholders’ equity	261,325	398,041

Total liabilities and shareholders' equity	$311,494	$459,239

SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Nine months ended
	October 29, 2011	July 30, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Net revenue	$39,725	$46,694	$77,805	$147,051	$216,310
Cost of revenue	21,723	33,700	39,192	86,263	110,563
Gross profit	18,002	12,994	38,613	60,788	105,747
Gross margin percent	45.3%	27.8%	49.6%	41.3%	48.9%

Operating expenses:
Research and development	21,633	21,805	20,484	65,034	57,065
Sales and marketing	8,545	8,429	8,357	25,475	23,023
General and administrative	4,828	5,197	4,781	15,460	14,033
Write-down of goodwill, intangible assets and acquired in-process R&D	111,278	---	---	111,278	---
Total operating expenses	146,284	35,431	33,622	217,247	94,121

Income (loss) from operations	(128,282)	(22,437)	4,991	(156,459)	11,626

Interest and other income (expense), net	542	734	425	2,095	(3,600)

Income (loss) before income taxes	(127,740)	(21,703)	5,416	(154,364)	8,026

Provision for (benefit from) income taxes	(6,165)	259	351	(5,157)	1,351

Net income (loss)	$(121,575)	$(21,962)	$5,065	$(149,207)	$6,675

Net income (loss) per share:
Basic	$(3.78)	$(0.69)	$0.16	$(4.67)	$0.21
Diluted	$(3.78)	$(0.69)	$0.16	$(4.67)	$0.21

Shares used in computing net income (loss) per share:
Basic	32,139	31,913	31,327	31,928	31,167
Diluted	32,139	31,913	31,646	31,928	31,610

SIGMA DESIGNS, INC.
RECONCILIATION OF PRELIMINARY GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(Unaudited)
(In thousands, except per share data)

	Three months ended				Nine months ended
	October 29, 2011	July 30, 2011		October 30, 2010	October 29, 2011	October 30, 2010
GAAP net income (loss)	$(121,575)		$(21,962)	$5,065	$(149,207)	$6,675

Items reconciling GAAP net income (loss) to non-GAAP net income (loss):

Included in cost of revenue:
Share-based compensation	(123)		(129)	(159)	(352)	(431)
Amortization of acquired intangibles	(2,701)		(2,702)	(2,586)	(8,066)	(7,763)
Mark-up on inventory acquired in business combinations sold during the period	(3)		(68)	(52)	(71)	(538)
Total related to cost of revenue	(2,827)		(2,899)	(2,797)	(8,489)	(8,732)

Included in operating expenses:
Research and development:
Share-based compensation	(1,544)		(1,684)	(1,806)	(4,760)	(5,188)
Amortization of acquired intangibles	(31)		(32)	---	(98)	---

Sales and marketing:
Share-based compensation	(475)		(565)	(541)	(1,634)	(1,525)
Amortization of acquired intangibles	(2,033)		(2,033)	(1,996)	(6,086)	(5,986)

General and administrative:
Share-based compensation	(664)		(758)	(824)	(2,387)	(2,382)
Acquisition expenses	---		---	---	(89)	---

Write-down of acquisition related goodwill and intangible assets	(111,278)		---	---	(111,278)	---
Total related to operating expenses	(116,025)		(5,072)	(5,167)	(126,332)	(15,081)

Net effect of non-GAAP adjustments	(118,852)		(7,971)	(7,964)	(134,821)	(23,813)

Non-GAAP net income (loss)	$(2,723)		$(13,991)	$13,029	$(14,386)	$30,488

Non-GAAP net income (loss) per diluted share	$(0.08)	$	(0.44)	$0.41	$(0.45)	$0.96